Exhibit 4.6
July 17, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated April 26, 2006 on our review of interim financial information of Phelps Dodge Corporation (the Company) for the three month periods ended March 31, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in Inco Limited’s Amendment No. 1 to its Registration Statement No. 333-135786 and Amendment No. 7 to its Registration Statement No. 333-129218 dated July 17, 2006.
Very truly yours,
/s/ PricewaterhouseCoopers LLP
Phoenix, Arizona